SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 30, 2003

                          Berkshire Income Realty, Inc.
             (Exact Name of Registrant as Specified in its Charter)


    Maryland                             001-31659                  32-0024337
(State or other jurisdiction            (Commission             (I.R.S. Employer
of incorporations or organization)      File Number)         Identification No.)

One Beacon Street, Boston, Massachusetts                                02108
(Address of principal executive offices)                             (Zip Code)

       Registrant's telephone number, including area code: (617) 523-7722

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OF ASSETS.

On May 30, 2003, Berkshire Income Realty - OP, L.P. (the "OP"), the operating partnership subsidiary of Berkshire Income Realty, Inc. (the "Company"), acquired the partnership interests of McNab KC3 Limited Partnership (the "Partnership"), the fee simple owner of Windward Lakes Apartments a 276-unit multi-family apartment community located in Pompano, Florida. Prior to the transaction the lender on the property, an affiliate of the Company, engaged a third party appraisal firm to determine the value of the property for purposes of determining the total amount payable to the lender under the terms of its participating mortgage. The third party appraisal firm valued the property at $19 million. Total consideration for the partnership interests included the assumption of approximately $19.5 million of first mortgage debt and other obligations (payable to affiliates of the Company's advisory company). The partnership interests include the real estate as well as other assets of the Partnership, including cash balances. The appraised value equates to a purchase price of approximately $68,800 per apartment unit.

The Partnership interests were contributed to the OP by George Krupp, Chairman of the Board of Directors and his brother, Douglas Krupp, subject to certain obligations of the Partnership and its partners including the assumption of $13.4 million of first mortgage debt, including accrued interest, $4.8 million of principal, accrued interest, participation interest and interest rebates secured by the Partnership interests (the "Additional Loan") and the assumption of approximately $1.3 million of liabilities payable to other affiliates of the Company's advisory company. Upon completion of the acquisition the Operating Partnership immediately paid off the first mortgage and Additional Loan debt totaling $18.2 million using available cash.

Windward Lakes Apartments was constructed in 1992 and was 93.1% occupied at the time of acquisition.

ITEM 5.  OTHER EVENTS.

On April 24, 2003, Berkshire Income Realty - OP, L.P., acquired all of the equity interests in Gables of Texas Limited Partnership ("Gables") and Gables of Texas, L.L.C., the general partner of Gables, from KRF Company, L.L.C., the Company's sole common shareholder. Gables is the fee simple owner of The Gables Apartments a 140-unit multi-family apartment community located in Houston, Texas. The purchase price of $6.25 million was funded with available cash. Gables had acquired the property from an unrelated third party on March 20, 2003 for an equal purchase price. The Gables was constructed in 1983 and was 91.4% occupied at the time of acquisition. The Gables acquisition is not deemed to be "significant" by the Company.




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ITEM 7.  Financial Statements, Pro forma Financial Information and Exhibits

(a) Financial Statements of Assts Acquired:

              Financial statements for McNab KC3 Limited Partnership will be filed by amendments as soon as practicable, but not later than August 13, 2003.

(b) Pro Forma Financial Information:

              Pro forma financial information will be filed by amendment as soon as practicable, but not later than August 13, 2003.

(c)      Exhibits

EXHIBIT NO.

10.1 Contribution and Sale Agreement, dated May 29, 2003, among George Krupp, Douglas Krupp, Krupp GP, Inc, Berkshire Income Realty-OP, L.P. and McNab Sub, L.L.C.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Berkshire Income Realty, Inc.

Date: June 16, 2003                         By: /s/ David C. Quade
                                               ------------------------------
                                            Name:  David C. Quade
                                            Title: President and Chief Financial
                                                   Officer